ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       INTERNATIONAL FAST FOOD CORPORATION

      Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of INTERNATIONAL FAST FOOD CORPORATION, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, does hereby certify:

      First: That pursuant to Unanimous Written Consent of the Board of Directors and Majority Consent of the Shareholders of said Corporation, which were adopted on August 19, 1996, the Shareholders and Directors approved the amendment to the Corporation's Articles of Incorporation as follows:

      Article III of the Articlews of Incorporation of this Corpoartion is amended to read in its entirety as follows:

                                   ARTICLE III

                                  CAPITAL STOCK

      The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is One Hundred and One Million (101,000,000) shares, consisting of (i) One Hundred Million (100,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

      The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock are as follows:

      A.    PROVISIONS RELATING TO THE PREFERRED STOCK.

            1. GENERAL. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

            2. PREFERENCES. Subject to the rights of the holders of the Corporation's common stock, as set forth in Section B of this Article III, authority is hereby expressly granted to and vested in the Board of Directors to



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authorize the issuance of the  Preferred  Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  a. whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  b. the number of shares to constitute the class or series and the designations thereof;

                  c.    the preferences and relative, participating, optional or
other  special  rights,   if  any,  and  the   qualifications,   limitations  or
restrictions thereof, if any, with respect to any class or series;

                  d. whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                  e. whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  f. the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  g. the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  h. whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and



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                  i.    such other special rights and protective provisions with
respect to any class or series as the Board of Directors may deem advisable.

      The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

            3.    PROVISIONS RELATING TO THE SERIES A PREFERRED STOCK.

                  a.    DESIGNATION AND RANK.

            The series of preferred stock is designated "Series A Convertible Preferred Stock", and the number of shares which shall constitute such Series shall be 83,920 shares, par value $.01 per share. All shares of Series A Convertible Preferred Stock shall rank equally and be identical in all respects and shall rank equally with respect to dividend payments and liquidation preferences with the highest ranking preferred stock of the Company hereinafter designated by the Board of Directors.

                  b.    DIVIDENDS.

            The Company shall pay dividends on the Series A Convertible Preferred Stock at an annual rate of 6% ($6.00 per share) and no more. All such dividends may, at the option of the Company, be paid through the issuance of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), cash or a combination of cash and Common Stock, whether or not such dividends have been declared by the Company's Board of Directors. Dividends shall accrue cumulatively from and including the date of issuance of the Series A Convertible Preferred Stock and shall be paid in equal semi-annual payments on June 15 and December 15 (the "Dividend Payment Dates") in each year through the date of conversion or redemption of such preferred stock, to all holders of record on a date not more than 10 days prior to the date on which such dividends are payable. For purposes of paying dividends in Common Stock, the price of the Common Stock shall be the average of the daily closing prices of the Common Stock for the 30 consecutive full business days preceding the day in question. The closing price for each business day shall be the last reported sale price, or, in the case that no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted for trading or as reported in the National



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Association of Securities  Dealers Automated  Quotation System ("NASDAQ") or, if
the Common Stock is not listed or quoted on a principal securities exchange or NASDAQ (or if NASDAQ ceases to report closing sales prices), the closing bid price furnished by the National Association of Securities Dealers, Inc. through
NASDAQ,  or  similar   organization  if  NASDAQ  is  no  longer  reporting  such
information, or if the Common Stock is not quoted by NASDAQ, then as reported by the National Quotation Bureau Incorporated, or if not quoted by the National Quotation Bureau Incorporated, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                        i) The Series A Convertible Preferred Stock shall be preferred as to the payment of dividends over the shares of all Common Stock and any other class or classes of stock of the Company but shall rank in parity with any class of preferred stock of the Company, if any, which so provides. Dividends (whether current or in arrears) on the Series A Convertible Preferred Stock shall be paid before any dividends on any junior stock shall be declared and set apart for payment or paid.

                        ii) All dividends payable on the Series A Convertible Preferred Stock shall be cumulative.

                        iii)  Accruals of dividends shall not bear interest.

                  c.    DISSOLUTION, LIQUIDATION OR WINDING-UP.

      In the event of a dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, the holders of each share of Series A
Convertible Preferred Stock by reason of their ownership thereof, shall be entitled to receive in exchange for and in redemption of their Series A Convertible Preferred Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Common Stock and any other class or classes of stock of the Company (except those that shall rank in parity with the Series A Convertible Preferred Stock), an amount equal to One Hundred Dollars ($100) per share, plus all accrued but unpaid dividends, whether or not declared, on such shares.

      If upon any such liquidation, dissolution or winding up of the Company, its net assets shall be insufficient to permit the payment in full of the amounts to which holders of all outstanding shares of the Series A Convertible Preferred Stock are entitled as above provided, the entire net assets of the Company remaining shall be distributed among the holders of shares of Series A Convertible Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of preferred stock if any, ranking in parity with the Series A Convertible Preferred Stock as to rights and preferences are respectively entitled. For the purpose of this Section III, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Company's




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property  or  assets  to,  or its  consolidation  or  merger  with,  one or more corporations, shall not be deemed to be a liquidation, dissolution or winding up of the Company, voluntary or involuntary.

                  d.    VOTING RIGHTS.

      Except as otherwise specifically provided by the Company's Articles of Incorporation or by Florida law, the holders of Series A Convertible Preferred Stock shall not be entitled to vote on any matters required or permitted to be submitted to the shareholders of the Company for their approval.

                  e.    CONVERSION PROVISIONS.
      The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows:

                        i) RIGHT TO CONVERT. Subject to the provisions for adjustment set forth below, after June 30, 1995 (the "Conversion Date"), and for a period prior to its earlier redemption or repurchase by the Company, each of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof and upon surrender of the certificate or certificates evidencing the shares to be converted to the transfer agent or the Company for the Series A Convertible Preferred Stock, into fully paid and nonassessable shares of Common Stock of the Company at a conversion price of $3.00 per share (the "Conversion Price"), subject to adjustment as described in paragraph (c) below. The right to convert shares of the Series A Convertible Preferred Stock called for redemption shall terminate on the date fixed for redemption provided that the Company has complied with Section VI(c).

                        ii) ISSUANCE OF SHARES OF COMMON STOCK ON CONVERSION. As promptly as practicable after the surrender of shares of Series A Convertible Preferred Stock for conversion in the manner herein provided, the Company shall deliver or cause to be delivered, at the office or agency at which such surrender is made, to or upon the written order of the holder of shares of Series A Convertible Preferred Stock so surrendered, certificates representing the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company into which such shares of Series A Convertible Preferred Stock may be converted and cash in respect of any fraction of a share of Common Stock issuable upon such conversion. Any such conversion shall be deemed to have been made immediately prior to the close of business on the date on which such share(s) of Series A Convertible Preferred Stock shall have been surrendered for conversion in the manner herein provided accompanied by written notice, so that the rights of the holder of such share(s) of Series A Convertible Preferred Stock as holders thereof, shall cease at such time and the person or persons entitled to receive the shares of Common Stock upon conversion of the Series A Convertible Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that no such surrender on any date when the stock



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transfer  books of the Company  shall be closed shall be effective to constitute the person or persons entitled to receive shares of Common Stock, upon conversion of such shares of Series A Convertible Preferred Stock, as the record holder or holders of such shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and such conversion shall be at the applicable Conversion Price in effect at such time.

                        iii) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

                              a)    In the event that the  Company  shall at any
time after the date hereof subdivide or combine the outstanding shares of Common Stock or issue additional shares of Common Stock as a dividend or other distribution on the Common Stock, the Conversion Price in effect immediately prior to such subdivision or combination of such shares or share dividend or distribution shall be proportionately adjusted so that, with respect to each such subdivision of shares or share dividend or distribution, the number of shares of Common Stock deliverable upon conversion of each share of Series A Convertible Preferred Stock shall be increased in proportion to the increase in the number of shares of the then outstanding Common Stock resulting from such subdivision of shares or share dividend or distribution, and with respect to each such combination of shares, the number of shares of the Common Stock deliverable upon conversion of each share of Series A Convertible Preferred Stock shall be decreased in proportion to the decrease in the number of shares of the then outstanding Common Stock resulting from such combination of shares. Any such adjustment in the Conversion Price shall become effective, in the case of any such subdivision or combination of shares, at the close of business on the effective date thereof, and, in the case of any such share dividend or distribution, at the close of business on the record date fixed for the determination of shareholders entitled thereto or on the first business day during which the stock transfer books of the Company shall be closed for the purpose of such determination, as the case may be.

                                 b)    In the case of any capital reorganization
or any reclassification of the Common Stock, or in the case of the consolidation or merger of the Company with or into any other corporation or in case of any sale or transfer of all or substantially all of the assets of the Company, the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert the Series A Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such share(s) of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or transfer; and, in any such



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case,  appropriate  adjustment  (as  determined  in good  faith by the  Board of
Directors of the Company) shall be made in the application of the provisions of this Section V(c) (including provisions with regard to the adjustment of the Conversion Price) in order that the rights and interests of the holders thereafter shall be as nearly equivalent as may be practicable to the rights and interests provided for in this Section.

                                   c)    Whenever the Company shall fix a record
date for the holders of the Common Stock for the purpose of determining the holders entitled (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (as defined below) of the Common Stock as of such record date, the Conversion Price shall be adjusted so that the number of shares of the Common Stock into which each share of Series A Convertible Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of the Common Stock into which each share of Series A Convertible Preferred Stock was theretofore convertible by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding immediately prior to the taking of such record plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of the Common Stock outstanding immediately prior to the taking of such record plus the number of shares of the Common Stock which the aggregate offering price (without deduction of any expenses, including commissions or discounts) of the total number of shares of the Common Stock so offered would purchase at the Market Price of the Common Stock as of the record date. In the case of the proposed issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company. This subsection shall not apply in the case of any shares of Common Stock proposed to be issued by the Company as or as a result of a stock dividend payable in shares of Common Stock or as a result of any subdivision or split-up of the outstanding shares of Common Stock.

                                          The  term  "Market  Price"  means  the
average of the daily closing prices of the Common Stock for the 30 consecutive full business days preceding the day in question. The closing price for each business day shall the last reported sale price, or, in the case that no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted for trading or as reported on NASDAQ or, if the Common Stock is not listed or quoted on a principal securities exchange or NASDAQ (or if NASDAQ ceases to report closing sales prices), the closing bid price furnished by the National Association of Securities Dealers, Inc. through NASDAQ, or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted by NASDAQ, then as reported by the National Quotation Bureau Incorporated, or if not quoted by the National Quotation Bureau Incorporated, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.


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                                   d)    Whenever the Company shall fix a record
date for the holders of the Common Stock for the purpose of determining the holders entitled to receive any distribution of evidences of its indebtedness, capital stock or assets (other than dividends or distributions payable out of earnings or earned surplus and dividends payable in stock for which adjustment is made pursuant to subparagraph i) of this Section V(c)), or rights to subscribe for or purchase any evidences of the Company's indebtedness or assets (other than rights referred to in the preceding subparagraph iii)), the Conversion Price shall be adjusted so that the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of the Common Stock into which each share of Series A Convertible Preferred Stock was theretofore convertible by a fraction of which the numerator shall be the aggregate Market Price of the Common Stock as of the record date and of which the denominator shall be the aggregate Market Price of the Common Stock as of the record date less the difference between the aggregate fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets, capital stock or evidences of indebtedness so distributed or of such subscription or purchase rights and the aggregate consideration, if any, received therefor, applicable to the Common Stock.

                                  e)    Notwithstanding anything to the contrary
provided herein, no adjustment in the Conversion Price shall be required unless such adjustment would result in an increase or decrease of at least 1% in the Conversion Price or the Conversion Price as last adjusted, as the case may be; provided however, that any adjustments which by reason of this subparagraph v) are not required to be made shall be carried forward until used and taken into account in any subsequent adjustment.

                                  f)   The provisions of this Section V(c) shall
similarly apply to successive subdivisions, combinations, reorganizations, reclassifications, consolidations, mergers, sales or transfers. Adjustments made pursuant to subparagraphs iii) and iv) of this Section V(c) shall be made successively whenever any record date referred to therein is fixed; and in the event that any rights offering or subscription referred to in such subparagraphs is not made, the Conversion Price shall again be adjusted to be Conversion Price which would be in effect if such record date had not been fixed.

                                    g)   For  the   purpose   of   making    the
adjustments referred to in the applicable provisions of this Section V, the books of the Company shall, absent manifest error, control absolutely in



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determining  the number of outstanding  shares of Common Stock and the number of additional shares issued or decreased as a result of any stock dividend, subdivision or combination.

                        iv) NO FRACTIONAL SHARES TO BE ISSUED. No fractional share of Common Stock shall be issued upon the conversion of the Series A Convertible Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share(s) of Series A Convertible Preferred Stock, the Company shall pay to the holder thereof, a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price per share of Common Stock (determined in the manner provided in the second sentence of the definition of "Market Price" in Section V(c)(iii) above) as of the business day next preceding the date of such conversion as of which the closing price can be determined.

                        v) RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of Series A Convertible Preferred Stock from time to time outstanding are convertible.

                        vi) PAYMENT OF TAXES UPON CONVERSION. The Company will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Convertible Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                        vii) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of securities other than the Series A Convertible Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of the Series A Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

                  f.    REDEMPTION.

                        i) OPTIONAL REDEMPTION. Shares of the Series A Convertible Preferred Stock may, at the option of the Company, be redeemed by the Company at any time, provided that the closing price of the Common Stock exceeds 150% of the Conversion Price of the Series A Convertible Preferred Stock for a period of ten (10) consecutive trading days prior to such redemption. If the Company should determine to redeem the Series A Convertible Preferred Stock, such shares shall be redeemable at the Company's election in whole or in part at any time or from time to time, with funds legally available for such purpose under Florida law, at a redemption price of One Hundred Dollars ($100) per share plus an amount equal to all accrued and unpaid dividends.

                        ii) PRO RATA REDEMPTION. If less than all shares of Series A Convertible Preferred Stock are redeemed at any time under this Section IV, shares of Series A Convertible Preferred Stock held by each holder of record thereof shall be called for redemption pro rata, according to the number of shares of Series A Convertible Preferred Stock held by such holder, subject, however, to such adjustment as may be equitably determined by the Company in order to avoid the redemption of fractional shares.

                        iii) REDEMPTION PROCEDURES. Any redemption of any or all of the outstanding shares of Series A Convertible Preferred Stock, whether mandatory or optional, shall be effected as follows:

                                  a)    Any such redemption shall be effected by
written notice given by certified or registered mail, postage prepaid, not less than thirty (30) days nor more than fifty (50) days prior to the date fixed for redemption to the holders of record of Series A Convertible Preferred Stock whose shares are to be redeemed at their respective addresses as the same shall appear on the books of the Company. Each such notice of redemption shall specify the date fixed for redemption, the redemption price and place of payment thereof, and if less than all outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the number of shares of Series A Convertible Preferred Stock held by each holder of record thereof which are being called for redemption.

                                   b)    On the date fixed for redemption of any
shares of Series A Convertible Preferred Stock, the Company shall, at least one business day prior to such date deposit the aggregate amount of the redemption price of the shares called for redemption, except that no such deposit shall be required with respect to any such shares which prior to the date of such deposit shall have been converted pursuant to the exercise of any conversion right, with the transfer agent or with a paying agent designated in the notice of such redemption, for payment to the holders of the shares of Series A Convertible Preferred Stock being called for redemption and deliver irrevocable written instructions authorizing such transfer agent to apply such deposit solely to the



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redemption  of the shares of Series A  Convertible  Preferred  Stock  called for redemption except that any of such deposit which shall not be required for such redemption because of the exercise of any conversion right of the shares called for redemption shall be released or repaid to the Company.

                                    c)    Notice  of redemption having been duly
given, the redemption price of the shares being called for redemption having been deposited as aforesaid, then on the date for such redemption, the certificates for the Series A Convertible Preferred Stock called for redemption (whether or not surrendered) shall be deemed no longer outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of such shares to receive, out of such deposit in trust, on the redemption date, the redemption price to which they are entitled, without interest.

                                    d)     If  any  holder of shares of Series A
Convertible Preferred Stock called for redemption shall, after the mailing by the Company of notice of such redemption and prior to the date fixed for such redemption, convert any shares of Series A Convertible Preferred Stock, such shares of Series A Convertible Preferred Stock so converted by such holder (not exceeding, however, the number of shares of Series A Convertible Preferred Stock held by such holder which shall have been called for redemption) shall be deemed to constitute shares of Series A Convertible Preferred Stock held by such holder which shall have been so called for redemption.

                                    e)    In case any  certificate for shares of
Series A Convertible Preferred Stock shall be surrendered by the holder thereof for payment in connection with the redemption of only a portion of the shares represented thereby, the Company shall deliver to or upon the order of the holder thereof a certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by such surrendered certificate which are not being redeemed.

                                          In   case   any  holder  of  Series  A
Convertible Preferred Stock called for redemption shall not, within ninety (90) days after deposit by the Company of funds for the redemption thereof, claim the amount deposited for redemption thereof, the bank trust company or transfer agent with which such funds were deposited shall, upon demand, pay over to the Company the balance of such amount so deposited and such bank, trust company or transfer agent shall thereupon be relieved of all responsibility to such holder, who shall thereafter look solely to the Company for payment of the redemption price of his shares.

                        iv)   NO  REISSUE.   Shares  of  Series  A   Convertible
Preferred Stock which have been converted by the holder thereof or redeemed, purchased or otherwise acquired by the Company shall be canceled and may not be reissued, but may be redesignated as provided in Section IV hereof.

                  g.    REACQUIRED SHARES.

      Any shares of Series A Convertible Preferred Stock that have been issued and subsequently reacquired by the Company upon their conversion for shares of Common Stock or redeemed or purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their cancellation shall become authorized but unissued shares of the preferred stock, par value $.01 per share, of the Company and may be reissued as part of a new series of preferred stock of the Company to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Company's Articles of Incorporation.

      B.    PROVISIONS RELATING TO THE COMMON STOCK.

            1. VOTING RIGHTS. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

            2. DIVIDENDS. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

            3. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

      The foregoing amendment was adopted by the Board of Directors of the Corporation pursuant to Unanimous Written Consent of the Board of Directors, and by majority of the Shareholders of the Common Stock of the Corporation at the Corporation's Annual Meeting of Shareholders, which shares consenting and voted at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number cast for the amendment to the Corporation's Articles of Incorporationwas sufficient for approval.

      IN  WITNESS  WHEREOF,  the  undersigned,   being  the  President  of  this
Corporation, has executed these Articles of Amendment as of August 20, 1996.


                       INTERNATIONAL FAST FOOD CORPORATION


                              By: /S/ Mitchell Rubinson
                                  ----------------------------------------------
                                          Mitchell Rubinson, President